EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Friendly Ice Cream Corporation (the “Company”) for the period ended September 26, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John L. Cutter, as Chief Executive Officer and President of the Company, and Paul V. Hoagland, as Executive Vice President of Administration and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JOHN L. CUTTER
Name:	John L. Cutter
Title:	Chief Executive Officer and President (Principal Executive Officer)
Date:	October 29, 2004

By:	/s/ PAUL V. HOAGLAND
Name:	Paul V. Hoagland
Title:	Executive Vice President of Administration and Chief Financial Officer (Principal Financial Officer)
Date:	October 29, 2004